SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

the ("Exchange Act")

Date of Report (date of earliest event reported): September 13, 2004

Ceristar, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware                                                         87-0642448

(State or Other Jurisdiction                                         (I.R.S. Employer

of incorporation)                                               Identification Number)

50 West Broadway, Suite 1100

Salt Lake City, Utah 84101

(Address of Principal Executive Offices) (Zip Code)

(801) 350-2017

(Registrant's Telephone Number, Including Area Code)

ITEM 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)

Not applicable.

(b)

On September 13, 2004, Fred Weismiller and Michael Miller, our Chairman of the Board of Directors and a member of our Board of Directors, respectively, each resigned their position to pursue other endeavors and there was no disagreement between the parties.  Paul D. Hamm, our interim Chief Executive Officer and a current member of our Board of Directors was appointed as the Chairman of the Board.  The remaining members of our Board of Directors are Mark Hewitt and Jerry Dunlap.

(c)

The Company has not named any replacements for Messrs. Weismiller or Miller.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)

Exhibits

99.1        Letter of Resignation from Fred Weismiller dated September 13, 2004.

99.2        Letter of Resignation from Michael Miller dated September 13, 2004

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERISTAR, INC.

/s/ Paul D. Hamm

Paul D. Hamm

Acting Chief Executive Officer

Dated: September 17, 2004